                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                         -----------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2001


                              ITC/\DELTACOM, INC.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


          Delaware                         0-23253                         58-2301135
(State or Other Jurisdiction       (Commission File Number)              (IRS Employer
       of Incorporation)                                               Identification No.)


   1791 O.G. Skinner Drive
      West Point, Georgia                                        31833
(Address of Principal Executive Offices)                       (ZIP Code)



Registrant's telephone number, including area code:  (706) 385-8000


                                Not applicable
               -------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On April 20, 2001, a complaint was filed in the Court of Chancery of the State of Delaware naming as defendants ITC/\DeltaCom, Inc. (the "Company"), ITC Holding Company, Inc. and each member of the Company's Board of Directors. The complaint states that the action is brought by a stockholder of the Company individually and seeks certification as a class action. The complaint principally alleges that the Company's directors and ITC Holding Company violated fiduciary duties owed or alleged to be owed to the Company's stockholders in connection with the entry by the Company and ITC Holding Company into a previously announced investment agreement on February 27, 2001. Pursuant to the agreement, ITC Holding Company has agreed to make an equity investment of up to $150 million in the Company. The complaint also alleges that the Company's directors violated fiduciary duties owed to the Company's stockholders in connection with proposals relating to the Company's 1997 Stock Option Plan which, together with the investment transaction, are scheduled for consideration by the Company's stockholders at the annual meeting to be held on May 18, 2001. The plaintiff in the lawsuit seeks unspecified monetary damages and an injunction to prevent consummation of the investment transaction and the stock option plan proposals. The Company believes that the lawsuit is without merit and intends to vigorously defend the lawsuit.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ITC/\DELTACOM, INC.


Date:  April 23, 2001                   /s/ J. Thomas Mullis
                                      ------------------------
                                      J. Thomas Mullis
                                      Senior Vice President, General Counsel
                                        and Secretary



                                       3